Exhibit 99.2

Middlesex Water Company

REPORTS Annual meeting RESULTS

ISELIN, NJ, (May 25, 2016) Middlesex Water Company (NASDAQ:MSEX), a provider of water and wastewater and related services held its Annual Meeting on May 24, 2016 at which shareholders elected new director Kim C. Hanemann and re-elected directors Stephen M. Klein, Amy B. Mansue and Walter G. Reinhard. Shareholders also approved a non-binding advisory resolution approving the compensation of the Company’s named executive officers and voted to ratify the Audit Committee’s selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

During the meeting, officers discussed financial results as well as operational performance focusing on public health protection, utility cyber-security and large planned infrastructure investments for continued service reliability, resilience and water quality both now and in the future. Numerous company initiatives were discussed including replacement of aging and underperforming infrastructure, improvements in remote monitoring capability, added storage capacity needs and improved reliability and redundancy.

Management’s presentation at the Annual Meeting of Shareholders is available in the Investor Relations section of the company’s website www.middlesexwater.com under News & Market Data/Presentations and Interviews.

About Middlesex Water Company

Organized in 1897, Middlesex Water provides regulated and unregulated water and wastewater utility services in New Jersey, Delaware and Pennsylvania through various subsidiary companies. For additional information regarding Middlesex Water Company, visit the Company's Web site at www.middlesexwater.com or call (732) 634-1500.

This release contains forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Media Contact:

Bernadette Sohler, Vice President – Corporate Affairs

Middlesex Water Company

(732) 638-7549

www.middlesexwater.com